Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Exhibit 99.2

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

CORPORATE PARTICIPANTS

Tom Giannopoulos
Micros Systems Inc - President and CEO

Peter Rogers
Micros Systems Inc - SVP, IR and Business Development

Gary Kaufman
Micros Systems Inc - EVP, Finance and Administration and CFO

CONFERENCE CALL PARTICIPANTS

Andrey Glukhov
Brean Murray Carret - Analyst

Jerry
William Blair and Company - Analyst

Dan Perlin
Wachovia - Analyst

Ross MacMillan
Jefferies - Analyst

Randy Scherago
First Albany - Analyst

Brian Murphy
Sidoti and Company - Analyst

Brad Reback
CIBC - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. And welcome to the Fiscal Year 2007 Third Quarter Conference Call. During the presentation all participants will be in a listen-only mode. Afterwards we will conduct a question-and-answer session. [OPERATOR INSTRUCTIONS]. As a reminder, this conference is being recorded Thursday, April 26, 2007.

It is now my pleasure to turn the conference over to Tom Giannopoulos, President and CEO. Please go ahead, sir.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Okay. Thank you, Mark, and good afternoon, everyone. And again, thank you for being with us for this conference call to discuss the results of our third quarter, the March quarter of our fiscal year 2007.

As always here with me are Gary Kaufman, Tom Patz, and Peter Rogers. And we'll commence with Peter and a disclaimer. Because it is a lot shorter this time.

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

Thank you, Tom. Some of the comments today are forward-looking statements that involve risks and uncertainties such as uncertainty for product demand and market acceptance. Impact of compared products and pricing and margins, the ability to obtain in acceptable terms the right to incorporate in MICROS's products and services technologies patented by others, unanticipated tax liabilities and the effect of terrorist activity and armed conflict. MICROS undertakes no duty to update any forward-looking statements to conform to actual results or changes in MICROS expectations. Other risks and uncertainties associated with MICROS business are identified in the management discussion, an analysis of the financial condition and the result of operations and business and investment risks section for MICROS SEC filings, Tom.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Tom Giannopoulos - Micros Systems Inc - President and CEO

Thanks, Peter. Reviewing the results from our press release this afternoon and specifically total revenue for the quarter came in at $200.556 million versus last year's $171 million and that's a 17.2% increase over last year. Our year-to-date revenue increased 15.8% to $564 million versus last year's $487 million. For the quarter hardware revenue increased 4.4% to $58.5 million from last year's $56 million. Software revenue increased 18.2% to $24 million from last year's $20 and service revenue increased 25.2% to $107.9 million versus last year's $86.2 million. The revenue of $200.6 million was a record number for the third quarter and for any quarter in the history, first time we exceeded $200 million from a revenue perspective.

For the nine-months, our hardware revenue increased 10.2%, software revenue increased 11.2% and service revenue increased 20.7%, and all percentages are consistent with our business strategy. From a gross margin perspective the performance was excellent as well. With total gross margin for the quarter at $105 million or 52.4% versus last year's $85 million or 49.7%, the 52.4 ratio is the best ever for any quarter. Gross margin for year-to-date is at 51.9% up from 50.4% last year.

Operating expenses without the stock option expense came in at $74 million or 36.9% of revenue versus last year's $60.7 million or 35.5%, a little higher than where we wanted to be. Still we believe we will finish the year at around 35% which has been our target. As a result, income from operations without the stock option expense was for the quarter $30.977 million or 15.5% of revenue and 27.4% increase versus last year's $24 million which was up 14.2%, a very nice improvement on income from operations for the quarter. For the nine-month's income from operations without the stock option expense again stands at $82.231 million, 14.6% to 22.5% increase from last year's $67 million, again a very nice improvement.

We believe at the end of the fiscal year, our operating profit ratio will be over 15% as planned. Net income as a result again without the stock option is at $22.346 million, which is a 25.6% increase over last year's $17.794 million. EPS at $0.54, a 22.7% increase over last year's $0.44 and year-to-date net income is at $59 million, which is 26.8% increase over last year's $47 million and earnings per share of $1.45, a 25% increase versus last year's $1.16. Financially speaking we continue to perform well. The growth rates of revenue, net income and EPS versus last year's numbers have been very healthy and exceeding our expectations. The industries we serve, restaurants, hotels and retail continue to spend on IT infrastructure in all regions of the world and this bodes very well for us. And Gary Kaufman, will give you the additional information from the balance sheet. Gary.

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

Thanks, Tom. The highlights from MICROS balance sheet are as follows. The cash balance of $301 million is an increase of $16 million over the December 31 balance. Year-to-date the Company has generated $67 million from operating activities, while spending $9 million on property, plant and equipment, $1.4 million on internally developed software and $36 million on acquisitions.

We also spent $2.4 million on the repurchase of stock. Regarding the stock repurchase plan, since the inception of plan number 2 as of March 31, we have repurchased 1.480 million shares at a total cost of $59 million. During quarter three, we do not repurchase any shares. However, during the current month of April, we have repurchased 118,300 shares to-date at a cost of $6.4 million. The company also received $31 million from the exercise of stock options along with an additional $16 million from the realized tax benefit from the stock options exercised.

Accounts receivable increased approximately $32 million over last quarter due primarily to the semi-annual and annual maintenance billing issued by the international region, which was not collected as of March 31. Also the acquisition of RedSky added approximately $6 million to the balance. As a result, day sales outstanding increased from 70.4 days in December to 80.9 days at the end of Q3. Domestic DSOs decreased from 63 days to 62 days, while international DSOs increased from 77 days to 98 days.

Goodwill and intangibles increased $38 million due primarily to the purchase of RedSky. Accrued expenses and other current liabilities increased $15 million since December due primarily to salary related costs, which is $8 million, the increase in VAT taxes of $3 million, the RedSky acquisition of $2 million. Deferred service revenue increased approximately $30 million due to the timing of our maintenance billing. As you recall March and September are the quarters when the deferred revenue increases.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Now for some miscellaneous items. In quarter three, our stock option expense of $3.7 million included a one-time charge of $719,000 resulting from the death of one of our corporate officers. Under our stock option plan, options immediately vest upon death. The $719,000 is identified in the reconciliation portion of the press release income statement on page 3 under the caption SG&A non-recurring. I recommend that you forecast approximately $3.1 million for stock option expenses in Q4.

Interest income for Q3 was $3.7 million. Maintenance revenue for the quarter was $62.7 million, an increase of 5.8 million over the March quarter. As you know we purchased the Hospitality, Travel and Retail subsidiaries of RedSky IT in quarter three. The results of their performance in the quarter were immaterial to the consolidated Company's numbers. And finally the GAAP tax rate for quarter three was 33.9% and 33.5% on a year-to-date basis. The increase was due to some discrete charges we had to absorb in the quarter under the rules of FIN 18. These additional charges also adversely affected the non-GAAP tax rates. You should forecast the total year GAAP tax rate to be 33.5% and the non-GAAP tax rate to be 32.2%. Tom.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Thanks, Gary. In summary, we are very pleased with the financial results for the third quarter and the first nine-months of our fiscal year. Year-to-date our revenue growth is higher, 15.8% versus last year's 14.5%. Our guidance for the year remains as we had it last August at revenue of 778 to 781. GAAP net income, of $78.3 to $80.3 million and $1.90 to $1.94 non-GAAP net income of 86.5 to 88.7 or $2.10 to $2.14 on earnings per share. As we've done in the past, at this particular time we give you a preliminary guidance on the next fiscal year. So, for fiscal year 2008 our revenue growth guidance is between 16% to 16.5% and of course we will give you more details of our guidance numbers on revenue, net income and EPS on our next conference call in August.

And Mark, we will take questions now please.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

 QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]. Our first question comes from the line of Andrey Glukhov of Brean Murray, Carret. Please proceed with your question.

Andrey Glukhov - Brean Murray Carret - Analyst

Yes, thanks. Congrats on a solid quarter guys. Tom, maybe you could of take us through as far as the fourth quarter outlook and then kind of your preliminary guidance was concerned what do you assume in the contribution from RedSky?

Tom Giannopoulos - Micros Systems Inc - President and CEO

From the RedSky, it will still be probably not material enough. And it was part of that, you know back in August, we had said that our revenue at that particular time will be consistent of organic growth in some small acquisitions and that was included at that particular time.

Andrey Glukhov - Brean Murray Carret - Analyst

And you stand still by the $25 million number in contribution in '08?

Tom Giannopoulos - Micros Systems Inc - President and CEO

Right.

Andrey Glukhov - Brean Murray Carret - Analyst

Okay. And maybe you can as far as the buyback is concerned, so I realized that you started at, should we continue to see that for the remainder of the quarter and kind of what's the thought process there?

Tom Giannopoulos - Micros Systems Inc - President and CEO

The thought process that is almost effective now and until we complete the buyback program that has been approved by the Board of Directors we will be spending about $10 to $15 million per quarter.

Andrey Glukhov - Brean Murray Carret - Analyst

Okay, great. Thank you.

Operator

Our next question comes from the line of Corey Tobin of William Blair and Company. Please proceed with your question.

 Unidentified Participant

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Hi guys it's Jeremy for Corey. I'm wondering Tom if you with the 16% to 16.5% guidance for '08 or kind of preliminary look, can you kind of give us a qualitative look, kind of year's assessment of the different verticals you are in and what in particular are you kind of thinking that all kind of going to equally contribute or there is one area in particular that's going to sort of stand out from the rest?

Tom Giannopoulos - Micros Systems Inc - President and CEO

They are all growing, every restaurant, hotels and retail, we've said in the past that the restaurants are growing around 14, 15 hotels a little bit faster than that. And if we do complete some acquisitions on the retail side, that retail element will grow faster than both of the others. But from a planning perspective we see all of them growing at the same rate that they have growing in the past, which is hotels growing a little faster than the restaurants and retail growing a little bit faster, if we do some acquisitions in that segment.

Unidentified Participant

Great, and with respect to -- this is more of a housekeeping question Gary. The amortization of capitalized software, do you have that number handy?

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

Yes, I do. In the quarter, we capitalized $524,000.

Unidentified Participant

$524,000, okay, thank you.

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

Sure.

Operator

[OPERATOR INSTRUCTIONS]. Our next question comes from the line of Dan Perlin of Wachovia. Please proceed with your question.

Dan Perlin - Wachovia - Analyst

Thanks, good afternoon guys. My questions are I guess around the mix during the quarter and the margins. So, hardware kind of continues to be chugging along in this almost 5% range, margins looks better sequentially. Is that a function of your timing in terms of sales into the restaurant vertical?

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

Dan, it's Peter. Yes, when you look at the restaurant [business for us, hardware, software and maintenance, and yes, I mean we are seeing a little bit slower hardware growth but software is growing a bit faster. So, I think that's clearly reflective of the hardware; though there is some hardware in hotels and retail, though primarily in restaurants.

Dan Perlin - Wachovia - Analyst

So, is this type of quarter in terms of the balance what we should start to be seeing more consistently which is to say the single-digit hardware growth in the mid-teens or better software growth?

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Tom Giannopoulos - Micros Systems Inc - President and CEO

And higher service.

Dan Perlin - Wachovia - Analyst

And then service obviously continues to be very strong. So, is this more indicative because these last two quarters there's a lot more balance towards your kind of long-term goal than I think we have seen in a while.

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

Yes, that's a fair statement. Clearly when you look at what we are doing from investment, clearly driving software revenue as well as service, so which reflects to a much higher mix of the business.

Tom Giannopoulos - Micros Systems Inc - President and CEO

And remember we are converting to more of a model where instead of having licensed software we go toward transaction revenue that at this particular time we classify to service revenue.

Dan Perlin - Wachovia - Analyst

Okay.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Which is a model that we want to get to gradually.

Dan Perlin - Wachovia - Analyst

Can you remind me what that transaction component of it is derived from again now?

Tom Giannopoulos - Micros Systems Inc - President and CEO

This is charged on a monthly basis. Both for hotels and restaurants, this is the ASP model, you can call it whatever you want to call it.

Dan Perlin - Wachovia - Analyst

Okay.

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

Dan, it’s not per-reservation, it's just a monthly model in terms of per room.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Dan Perlin - Wachovia - Analyst

Right. So, is that also something where we should potentially consider that service margins could be on the rise? Just kind of historically, I would have thought service was mostly maintenance, installations and then what we would call kind of miscellaneous services that you provide. It sounds like there is more recurring there in addition to maintenance than maybe what I thought?

Tom Giannopoulos - Micros Systems Inc - President and CEO

All right, but we don't want to change that model substantially at this particular time. Our goal is to continue to increase the monthly recurring revenue.

Dan Perlin - Wachovia - Analyst

Right.

Tom Giannopoulos - Micros Systems Inc - President and CEO

But that's going to happen over the next three or four years, not immediately.

 Dan Perlin - Wachovia - Analyst

Okay. And then what percentage of third party software sales occurred in this quarter?

Tom Giannopoulos - Micros Systems Inc - President and CEO
[inaudible].

Dan Perlin - Wachovia - Analyst

The software margins were just down sequentially and I know that, they've been kind of bouncing around for the first three quarters this year.

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

Yes, let’s see right here…

Dan Perlin - Wachovia - Analyst

I think it was 12% or some last quarter.

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

It was 12.7% in the third quarter just about the same as the previous quarter.

Dan Perlin - Wachovia - Analyst

12.7%.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

Right.

Dan Perlin - Wachovia - Analyst

So, what drove the margin down sequentially then?

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

It is just the combination of the mix, we have some pretty good restaurant sales. There are some costs with that what we have was greatly higher amortization.

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

I mean it's basically the mix.

Dan Perlin - Wachovia - Analyst

So when you say mix I'm just trying to understand so?

Tom Giannopoulos - Micros Systems Inc - President and CEO

Talking about software margin going down from the December quarter to the March quarter, is that correct?

Dan Perlin - Wachovia - Analyst

That's what I'm asking about, yes.

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

Yes, I mean Dan, it's within the range it's down two points just within the normal range of 77 to 80 and nothing really substantial. But our software sales and restaurants there are some additional costs in that versus just our own software versus hotel, and that's slightly just a mix of business.

Dan Perlin - Wachovia - Analyst

Is it more upgrades, and therefore you're not seeing the hardware component of it?

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

Well the other thing Dan is that, on the retail sales, the software sales up there, what we do is we inventory the cost while it's being developed and then when we ship it there are costs going against that. So as the retail products sells more then the mix is a little different because they are going to have a higher cost on that.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Dan Perlin - Wachovia - Analyst

Okay. So it's a timing issue as it pertains to the release of that cost to retail and as we see more retail that number is kind of get bounced around.

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

That's correct.

Dan Perlin - Wachovia - Analyst

Okay. And then other question I had pertained to the maintenance, the semi-annual billing for the increase in the receivables? That historically will come back in the June quarter though, right?

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

Absolutely it will be collected by the end of June. And if you look at last year's DSOs they went up significantly in the third quarter also it's a bit of a more of a continuous trend.

Dan Perlin - Wachovia - Analyst

Yeah. All right I'll jump off and let someone else ask. Thank you.

Peter Rogers - Micros Systems Inc - SVP, IR and Business Development

Thanks, Dan.

Operator

Our next question comes from the line of Ross MacMillan of Jefferies. Please proceed with your question.

Ross MacMillan - Jefferies - Analyst

Well thank you. I just wanted to go back to RedSky, you guided for that business to do 22 o 25 million in '08 which gives you a run rate of around $5 to $6 million a quarter. Yet you haven't increased Q4 which implies that you don't really expect much contribution from RedSky in Q4 this year. Can you just outline why that is? Thanks.

Tom Giannopoulos - Micros Systems Inc - President and CEO

We are expecting some contribution in Q4. We are maintaining our guidance that we've said back in August and of course back in August we said it included numbers, our projections for the fiscal year included a couple of acquisitions. So, there is no reason for us to increase our guidance for the end of the year.

Ross MacMillan - Jefferies - Analyst

Okay. So, the original guidance had a couple of these smaller acquisitions in there. Second question, you announced intra quarter the one at Best Western. Can you just talk about timing around that and whether that was just a formalization of an existing relationship or whether it's new and when that begins to ramp up a little more? Thanks.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Tom Giannopoulos - Micros Systems Inc - President and CEO

We are one of the approved vendors and we completed a two way interface that was required for that particular account. So, now we have the license to go out there and sell basically to the franchisee because it's a franchisee type of a chain and as a result we hope to get a number of the properties that they have and we are beginning to sign up new contracts in the estate, where we didn't have any business before.

Ross MacMillan - Jefferies - Analyst

Great. And, do you guys, last one from me. Do you guys break out the mix in terms of geography or comment on the impacts from foreign exchange?

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

The effect of foreign exchange on the IBT line was about $1.5 million favorable this quarter.

Ross MacMillan - Jefferies - Analyst

On the, so which line is that?

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

On the IBT line.

Ross MacMillan - Jefferies - Analyst

Okay. Thank you.

Operator

Our next question comes from the line of Randy Scherago of First Albany. Please proceed with your question.

Randy Scherago - First Albany - Analyst

That was a good butchering on my name. Quick question, do you have a split on what international today is versus the U.S. or North American operations. And also, can you give us a sense of how large do you think the retail business will be coming out of this year for fiscal year '07 and your thoughts on what it could be in '08? And third question, Tom, could you just characterize how the casino market is in the U.S. versus [Macau] and how your success is? What's your success in both of those markets today.

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

Okay. The answer to your first question, right now international is 51% in the business versus 49% domestic.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Second question was the retail business in '08.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Randy Scherago - First Albany - Analyst

What you will finish in '07 looking like and what do you think it look like in '08?

Tom Giannopoulos - Micros Systems Inc - President and CEO

'07 we will probably finish around $60 million plus or minus and '08 would be around $75 million and this is without any additional acquisitions what we have today. So, if we do additional acquisitions of course that will go above the $75 million. In regards to the casino business, whatever customers we have in Las Vegas as they expand into Macau like Wynn, we go with them. And Macau they are building in Cotai, they are building a Four Seasons, a Fairmont hotel and so forth. All these customers of ours in around the world so those particular properties added in Macau will also use our equipment and indeed we have an office that we open in Macau ex-number of months ago. So, the business continues to grow not necessarily with just Vegas and Macau, but in other casinos, Indian gaming casinos and so forth. Now that we have Opera that applies to the casino world as well. So that's an ongoing growing business for us.

Randy Scherago - First Albany - Analyst

Okay. Thank you, Tom.

Operator

Our next question comes from the line of Brian Murphy of Sidoti and Company. Please proceed with your question.

Brian Murphy - Sidoti and Company - Analyst

Hi thanks. I jumped on a little late so my apologies if you have covered some of this. Tom for your preliminary guidance for fiscal '08 is it safe to assume that there are a couple of small acquisitions baked into that estimate?

Tom Giannopoulos - Micros Systems Inc - President and CEO

Totally, yes.

Brian Murphy - Sidoti and Company - Analyst

Okay. Also for the restaurant business, could you see any particular strength in quick service versus table service for the quarter or anything that would change your outlook going forward there?

Tom Giannopoulos - Micros Systems Inc - President and CEO

For the fourth quarter any particular new and it's business is usual and quick service or table service existing customers continue with upgrades and updates and so forth and we continue to sign new customers in both areas table service and QSR both domestically and globally without mentioning the names, so it's nothing changed, business as usual.

Brian Murphy - Sidoti and Company - Analyst

Okay, thanks. And last question, your R&D was a little bit higher than I had modeled. Is it better for us to think about R&D as a percentage of sales closer to 4% or maybe closer to 4.5% going forward?

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Gary Kaufman - Micros Systems Inc - EVP, Finance and Administration and CFO

I'd say closer to 4.5% and that's basically due to the retail business where we are having to expense more up there at this point in time.

Brian Murphy - Sidoti and Company - Analyst

Thanks very much.

Operator

Our next question comes from the line of Brad Reback of CIBC. Please proceed with your question.

Brad Reback - CIBC - Analyst

Hey guys, how are you?

Tom Giannopoulos - Micros Systems Inc - President and CEO

Fine, how are you?

Brad Reback - CIBC - Analyst

Great. Tom, on the retail side of the business, could you maybe talk about some potential areas of acquisition, you've mentioned that a few times, I was just wondering what segment you would find attractive?

Tom Giannopoulos - Micros Systems Inc - President and CEO

We are looking at x number of companies, especially world software in the $20 million to, $40 million to $50 million revenue area, so that's what we'll find attractive.

Brad Reback - CIBC - Analyst

But from functionality standpoint, merchandizing systems or other types of functionality?

Tom Giannopoulos - Micros Systems Inc - President and CEO

Yes, back office and merchandizing is what we are looking for.

 Brad Reback - CIBC - Analyst

Got it, got it. Okay. With respect to your guidance, I appreciate you kept at the same entire year, obviously you were up against a very easy comp from last year. How much of what you are guiding to conservatism versus a potential slowdown in your business?

Tom Giannopoulos - Micros Systems Inc - President and CEO

There is no slowdown in our business.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

 Brad Reback - CIBC - Analyst

Okay, so its all conservative and I just wanted to make sure of that.

Tom Giannopoulos - Micros Systems Inc - President and CEO

No slowdown in our business.

Brad Reback - CIBC - Analyst

Okay, fair enough. And finally on the cash front, I know you talked about buying back $10 million to $15 million per quarter, that's well below your free cash flow in any given quarter, especially over the course of the year and I hear some acquisition opportunities. But with $300 million of cash, how much cash do you actually need on the balance sheet to run the business?

Tom Giannopoulos - Micros Systems Inc - President and CEO

That's an interesting question. We have $300 million, we continue to buy, when the next shareholders meetings in November we are going for approval for additional stock buy back, once we exhaust the current approved ones. And we will, we have targeted x number of entities for acquisitions at this particular time. If those do not happen then we will increase the buyback program.

Brad Reback - CIBC - Analyst

Excellent, thank you very much.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Welcome.

Operator

There is a follow-up question from the line of Corey Tobin of William Blair & Company. Please proceed with your question.

Jerry - William Blair and Company - Analyst

Yes, just not to beat the dead horse on the guidance, kind of maintenance of 2007 guidance. I am wondering if you can characterize the sort of backlog/pipeline you have going in this quarter relative to maybe the last couple of quarters. Is it kind of the same little bit better, little bit less?

Tom Giannopoulos - Micros Systems Inc - President and CEO

It's the same.

Jerry - William Blair and Company - Analyst

It's the same, thank you.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Operator

There is follow-up question from the line of Dan Perlin of Wachovia. Please proceed with your question.

Dan Perlin - Wachovia - Analyst

Thank you. I am wondering, if you could just characterize for me. When you look at new implementations in the hotel side or potential wins that you are looking for. Are you increasingly selling to the franchises or to the corporate parent?

Tom Giannopoulos - Micros Systems Inc - President and CEO

It depends really on the hotel company, but mostly on the four star hotels as we know them. We sell to the corporate people under the mandate for all either company owned or managed properties to use the one technology. There is no choice between two or three different vendors on the hotel side and that's applicable for the majority of the hotel chains as we know them today. In some cases, hotel companies might take two vendors like IHG did in the beginning, but because of our infrastructure and our capabilities and our product, we won the majority of those. In certain cases like Best Western, which is very few of those, we have to because there is no management company there. It's really an association. They pick two or three vendors and then you have to go and sell franchisee by franchisee.

 Dan Perlin - Wachovia - Analyst

Okay.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Now the advantage because some of those franchisees will own a Holiday Inn Express, where they have Opera already. And as a result, they will like to use the same technology on the other brands and that's an advantage that we have over others in that particular business model.

Dan Perlin - Wachovia - Analyst

The reason I asked is I just wondered if some of the franchisees are somewhat longer sales in a lot of ways because of their reluctance to want to pay more royalties up to the parent. It's presumably your system is going to be a lot more accurate than maybe the one that's in existence today.

Tom Giannopoulos - Micros Systems Inc - President and CEO

But that's between the hotel corporate people and their franchisees. Once the approval by the hotel company decides that it's going to go with a particular technology, there than either the company owned managed properties or the franchisees , abide by that selection and there is a timeframe over which they need to incorporate the new technology.

Dan Perlin - Wachovia - Analyst

Okay.

Tom Giannopoulos - Micros Systems Inc - President and CEO

As you know is a sale point from the corporate perspective to convince their franchisees that their new technology for which they are going to spend $20,000, $30,000, $50,000, $100,00 will bring in more reservations, occupancy rates will increase and RevPar will increase. But that's not our job, that's the corporate hotels job.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Dan Perlin - Wachovia - Analyst

Right, are there any meaningful or abnormally large time horizons that were coming up on pretty soon from mandates for those franchisees to have converted, or to be converted?

Tom Giannopoulos - Micros Systems Inc - President and CEO

Meaningful in a bad way or in a good way?

Dan Perlin - Wachovia - Analyst

Everyway you'll share with me. I'm hoping in a good way.

Tom Giannopoulos - Micros Systems Inc - President and CEO

But the fact of the matter is that the rollouts that we have or the agreements that we have are basically agreed upon and we are getting business from all of these, the majority of these hotels and they are being planned for the next three-year's for sure, what we know we are going to do x number of these hotels and x number of these hotels whether they are the business type of hotels or the limited service or the economy type hotels. So, we have a pretty good 90% idea of the rollouts and the installations that we are going to be doing in the next three year's in this particular space.

Dan Perlin - Wachovia - Analyst

Okay, and then is there any I guess material update that you can give us that pertains to Wyndham? I think last we had heard there was probably not going to be a master service agreement anytime soon?

Tom Giannopoulos - Micros Systems Inc - President and CEO

No, we basically have a sales agreement and I think that's going to be the end of it. We're getting business from them. We are developing certain interfaces in software for them once that's complete then we hopefully will get the majority of the properties.

Dan Perlin - Wachovia - Analyst

Excellent, thank you good quarter.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Thank you.

Operator

There is a follow-up question from the line of Ross MacMillan of Jefferies. Please proceed with your question.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Ross MacMillan - Jefferies - Analyst

Tom, on the retail side when you acquired Datavantage , it was before Oracle and SAP bought their own point-of-sales systems and I appreciate that your business typically has focused on a tier below, what they will probably consider tier-1. But I am just curious to get your sense of, how often you might be seeing SAP and Oracle in the field. Particularly as you pushed your own business further up in terms of customer size, thanks.

Tom Giannopoulos - Micros Systems Inc - President and CEO

I think with our new JAVA POS product that we have, we compete very well with anybody and the tier that we're looking at we're doing very well. We will continue to do very well. I think at the end of the day we need to supplement their POS and offering with back-office of which we're trying do and so we are holding our own and we're doing very well.

Ross MacMillan - Jefferies - Analyst

Thank you.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Mark.

Operator

Mr. Giannopoulos, there are no further questions at this time.

Tom Giannopoulos - Micros Systems Inc - President and CEO

Okay. Well, thank you everyone, we will talk to you in August. Have a nice day. Thank you. Thanks Mark.

 Operator

Ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and ask that you please disconnect your lines.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

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